Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Shoals Technologies Group, Inc.
Portland, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-252579) and Form S-3ASR (No. 333-268610) of Shoals Technologies Group, Inc. of our reports dated February 28, 2023, relating to the consolidated financial statements, and the effectiveness of Shoals Technologies Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Austin, Texas
February 28, 2023